                   SCHEDULE OF COMPUTATION OF YIELD QUOTATION
                             NEW YORK TAX-FREE FUND
                  FOR THE 30 DAY PERIOD ENDED DECEMBER 31, 1995


                                       6
(A)  YIELD = 2{ [ ((a-b)/c d) + 1] -1}

     WHERE:     a = Dividends and interest earned during the period

                b = Expenses accrued for the period

                c = The average daily number of shares outstanding during the period that were entitled to receive dividends

                d = The maximum offering price per share on the last day of the period



                                                                6
     YIELD = 2{ [(( 960,364.87-243,182.86)/18,050,880.845*11.96)+1] -1}
           = 4.02%


(B)  TAX EQUIVALENT YIELD = SEC Yield - (1- stated tax rate)
                          = 4.02% / (1-.439)
                          = 7.17%

                 SCHEDULE FOR COMPUTATIONS OF PERFORMANCE QUOTATIONS
                           NEW YORK TAX-FREE INCOME FUND




(A) AVERAGE ANNUAL TOTAL RETURNS (I.E. STANDARDIZED COMPUTATIONS)

                             _                              _
                            |        ______________________  |
FORMULA:                    |       |                        |
                            |  /\ n |          ERV           |
                    T  =    |    \  |     -------------      |  - 1
                            |     \ |           P            |
                            |      \|                        |
                            |_                              _|

                   T = AVERAGE ANNUAL TOTAL RETURN
                   n = NUMBER OF YEARS
                 ERV = ENDING REDEEMABLE VALUE
                   P = INITIAL INVESTMENT

                                                                 (A)
  $1,000         ERV AS OF             NUMBER OF             AVERAGE ANNUAL
INVESTED - P      31-Dec-95            YEARS - n             TOTAL RETURN - T
-------------    -----------           -----------           -------------------

 31-Dec-94        $1,115.90                  1.00                       11.59%

 31-Dec-90        $1,455.30                  5.00                        7.79%

 31-Dec-85        $2,147.40                 10.00                        7.94%

(B) AVERAGE ANNUAL TOTAL RETURNS WITHOUT DEDUCTION FOR APPLICABLE
    SALES CHARGE  (NON STANDARD COMPUTATIONS)

(C) TOTAL RETURN WITHOUT DEDUCTION FOR APPLICABLE SALES CHARGE
    (NON STANDARD COMPUTATIONS)

                             _                              _
                            |        ______________________  |
FORMULA:                    |       |                        |
                            |  /\ n |          EV            |
                    t  =    |    \  |     -------------      |  - 1
                            |     \ |           P            |
                            |      \|                        |
                            |_                              _|

                                EV
                   TR  =    ----------   - 1
                                 P


             t = AVERAGE ANNUAL TOTAL RETURN
                 (NO DEDUCTION FOR APPLICABLE SALES CHARGE)
             n = NUMBER OF YEARS
            EV = ENDING VALUE (NO DEDUCTION FOR APPLICABLE SALES CHARGE)
             P = INITIAL INVESTMENT
            TR = TOTAL RETURN (NO DEDUCTION FOR APPLICABLE SALES CHARGE)


                                          (C)                                                (B)
  $1,000         EV AS OF              TOTAL                 NUMBER OF                   AVERAGE ANNUAL
INVESTED - P      31-Dec-95            RETURN - TR           YEARS - n                   TOTAL RETURN - 1
-------------    -----------           -----------           -----------------    ------ ------------------------
 31-Dec-94        $1,165.90                 16.59%                          1                      10.50%

 31-Dec-90        $1,475.30                 47.54%                          5                       8.09%

 31-Dec-85        $2,147.40                114.74%                      10.00                       7.94%

(D)        GROWTH OF $10,000
(E)        GROWTH OF $50,000
(F)        GROWTH OF $100,000

FORMULA:   G= (TR+1)*P
           G= GROWTH OF INITIAL INVESTMENT
           P= INITIAL INVESTMENT
           TR= TOTAL RETURN SINCE INCEPTION

                                       (D)                    (E)                         (F)
$10,000          TOTAL                 GROWTH OF              GROWTH OF                   GROWTH OF
INVESTED - P     RETURN - TR           $10,000 INVESTMENT - G $50,000 INVESTMENT - G      $100,000 INVESTMENT - G
-------------    -------------         ---------------------------------------  ------------------------------------
 31-Dec-85           138.45               $23,845                    $118,225                   $238,450